Exhibit 10.2

            2005 FISCAL YEAR MANAGEMENT INCENTIVE COMPENSATION PLAN

         On September 24, 2004, the Compensation Committee of the Board of Directors of Transaction Systems Architects, Inc. (the "Company") approved the 2005 Fiscal Year Management Incentive Compensation Plan (the "2005 MIC Plan"). The 2005 MIC Plan will be implemented in the Company's 2005 fiscal year beginning October 1, 2004 and will apply to all of the Company's employees eligible for a management incentive bonus ("MIC Bonus"). All of the Company's named executive officers will participate in the 2005 MIC Plan.

         The objective of the 2005 MIC Plan is to incent certain management level personnel to contribute toward the attainment of the consolidated financial goals for fiscal year 2005 based on corporate, segment and/or channel specific targets, or specific individual performance attainment requirements. The MIC Bonus opportunity is based on targets for five periods comprised of the Company's four fiscal quarters and its fiscal year end. If the minimum targets are not achieved for a target period, no MIC Bonus is paid for that period. Earned MIC Bonuses are paid quarterly, with the annual MIC Bonus paid at the same time as the fourth quarter payout. MIC Bonuses are paid in cash. A MIC Bonus payout may be more or less than 100% (up to a maximum of 200%) depending on the level of attainment as set forth in the table below:

   ------------------------------------ -------------------------------------
            Target Attainment                         MIC Bonus
                Percentage                        Payout Percentage
   ------------------------------------ -------------------------------------
              95% Attainment                             50%
             100% Attainment                            100%
             105% Attainment                            125%
             110% Attainment                            150%
             120% Attainment                            200%
   ------------------------------------ -------------------------------------

         A participant in the 2005 MIC Plan must be employed by the Company on the last day of the target period to be eligible to receive the MIC Bonus payout for the target period. If a participant's employment is terminated for any reason prior to the end of any target period, the participant will not be eligible to receive a MIC Bonus for that particular period or any subsequent target period.

         The Company reserves the right at any time during the 2005 MIC Plan year to: (a) amend or terminate the plan in whole or in part, (b) revoke any eligible employee's right to participate in the 2005 MIC Plan, and (c) make adjustments to targets at any time during the 2005 MIC Plan year.

         Under the 2005 MIC Plan, the annual bonus compensation for the senior corporate executives will be based on certain Company-level financial performance measures, and for the senior corporate executives of the Company's business segments, certain segment-level financial performance measures. MIC Bonus amounts for segment-level corporate executives will be determined by a combination of segment-level financial performance (or channel-level performance for senior corporate executives of business segment channels) and Company-level performance.


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         The table below summarizes the fiscal year 2005 Company-level and segment-level financial performance measures and the range of weighting for such performance measures:

   --------------------------------------------------------------------------
                           Senior Corporate Executives
   --------------------------------------------------------------------------
                                                          Performance Measure
                    Performance Measure                     Weighting Range
   ------------------------------------------------------ -------------------
   Company-Level Performance Measures:
       -  Operating Margin...............................      15% - 30%
       -  Revenue........................................      40% - 55%
       -  Cash Flow......................................         15%

   Segment-Level Performance Measures:
       -  Segment/Channel Revenue........................         15%
       -  Segment/Channel Contribution Margin............         15%
   --------------------------------------------------------------------------

         For the other participants in the 2005 MIC Plan (excluding senior corporate executives), the annual bonus compensation will be based on a combination of some or all of the following: Company-level financial performance measures, segment-level (or channel-level) financial performance measures and specific targets for the individual which will be set by their direct managers. The weighting of the performance measures will vary for the other 2005 MIC Plan participants depending on the respective business segment in which they are employed; however, 25% of their MIC Bonus will be tied to individual targets set for such participant by their direct manager.

         The Compensation Committee will set specific target performance measures at the beginning of each fiscal year. These targets will be based upon a review of the annual operating plan of the Company as a whole and any relevant business segment, considered in the context of prior years' results and other factors.




















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